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                                                                    EXHIBIT 23.1


                        INDEPENDENT AUDITOR'S CONSENT


To the Board of Directors
Tamboril Cigar Company

We hereby consent to the use in the Prospectus constituting part of the Registration Statement on Form SB-2 of our report dated January 24, 1997 on the consolidated financial statements of Tamboril Cigar Company and Subsidiaries as of December 31, 1996 and for the period from April 15, 1996 (date operations commenced) to December 31, 1996 which appear in such Prospectus. We also consent to the reference to our firm under the caption "Experts" in such Prospectus.


GOLDSTEIN GOLUB KESSLER & COMPANY, P.C.
New York, New York

January 9, 1998